Exhibit 10.5

FRONTIER TRADING COMPANY              LLC

LIMITED LIABILITY COMPANY AGREEMENT

Table of Contents

Article I	Organization

Article II	Manager

Article III	Standard of Liability of Manager

Article IV	Member

Article V	Accounting

Article VI	Profit and Loss

Article VII	Distributions of Company Income; Redemptions; Withdrawals by Member

Article VIII	Indemnification

Article IX	Termination

Article X	Miscellaneous

FRONTIER TRADING COMPANY              LLC

LIMITED LIABILITY COMPANY AGREEMENT

This limited liability company agreement (“Agreement”), is made and entered into effective as of the          day of                     ,                     , between the undersigned parties hereto. Each party who executes this Agreement as a manager is hereinafter referred to as a “Manager,” including Equinox Fund Management, LLC, a Delaware limited liability company and the manager of the Company (the “Manager”) and The Frontier Fund (the “Member”).

Article I

Organization

Section 1.1 Formation and Name. The parties hereto do hereby form a limited liability company under the name “Frontier Trading Company              LLC” (the “Company”) under the provisions of the Delaware Limited Liability Company Act, as amended (the “Limited Liability Company Act”).

Section 1.2 Purpose. The Company’s business and purpose is to seek capital appreciation through the leveraged speculative trading, directly and indirectly, of commodities, futures contracts, forward contracts, swaps, options on the foregoing, exchange of futures for physical transactions, exchange of physical for futures transactions, exchange of swap for future transactions, exchange of futures for swap transactions, other derivative instruments and hybrid instruments, and other instruments and investments, non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits and other cash equivalents as may be approved by the Manager from time to time, in each case of every kind and character, traded on United States and non-United States markets (including over-the-counter markets) and exchanges (collectively, “Futures”); to engage in such other Futures-related activities or transactions as determined in good faith by the Manager from time to time; to lend or borrow funds and cash equivalents (in each case, on a secured or unsecured basis and in such amounts and on such terms and conditions as determined in good faith by the Manager from time to time); to open and close accounts with banks, brokers, dealers, futures commission merchants, swap dealers, custodians and other counterparties and financial institutions; and to conduct such other activities and retain such agents, banks, brokers, dealers, custodians, independent contractors, attorneys, accountants, trading advisors, investment bankers and investment managers as determined by the Manager to be necessary, in the best interests of the Company, advisable, desirable or incidental to carrying out the purposes of the Company.

Section 1.3 Term. The Company came into existence on                     ,                     , the date that the certificate of formation of the Company was filed as provided in Section 18-206(b) of the Limited Liability Company Act, and shall terminate on December 31,                     , unless earlier terminated as hereinafter provided or by operation of law.

Section 1.4 Principal Office. The principal place of business of the Company shall be located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, or at such other locations as may from time to time be determined by the Manager.

Section 1.5 Power of Attorney. The Member, by the execution of this Agreement, whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, does hereby irrevocably constitute and appoint the Manager with full power of substitution, its true and lawful attorney and agent, with full power and authority in its name, place and stead, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Company with respect to any claim, demand or liability asserted or threatened by or against the Company, and to execute, acknowledge, deliver, file and record on behalf of the Company and the Member in the appropriate public offices: (a) all certificates and other instruments (including, without limitation, all counterparts of this Agreement, all amendments hereto, the certificate of formation of the Company and all amendments thereto) which the Manager deems appropriate to qualify or continue the Company as a limited liability company in the jurisdictions in which the Company may conduct business or which may be required to be filed by the Company or the Member under the laws of any jurisdiction; (b) all instruments which the Manager deems appropriate to reflect a change in or modification or amendment of the Company or this Agreement adopted or effected in accordance with the terms of this Agreement; (c) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Company; (d) certificates of assumed name; and (e) any brokerage, administrative, selling, custodial, advisory, investment management, subscription, stock purchase, swap, ISDA master agreements, the schedules thereto, the credit support annex to the ISDA master agreement, paragraph 13 thereto and any confirmation issued thereunder and other agreements which the Manager deems necessary, advisable or desirable in connection with the Company’s business.

The Power of Attorney granted herein shall be irrevocable and be deemed to be a power coupled with an interest and shall survive the incapacity or death of the Member. The Member hereby agrees to be bound by any representation made by the Manager and by any successor thereto acting in good faith pursuant to such Power of Attorney, and the Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager and any successor thereto taken in good faith under such Power of Attorney. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Section 1.5, this Agreement shall control.

Section 1.6 Company Interests. The term “Interest” as used in this Agreement is defined as an interest in the Company acquired upon the making of a capital contribution by the Member (“Interest”). Interests may be issued by the Company in such classes or series (each being referred to herein as a “Series”), with each such Series bearing such rights, obligations, liabilities, privileges, designations and preferences and having different trading strategies and other terms (including without limitation different trading strategies, underlying trading advisors, management fees, incentive fees, degrees of leverage, brokerage commissions and other differences) as the Manager shall determine in its sole and absolute discretion upon the issuance of such Series.

Section 1.7 Offerings of Interests. (a) The Manager shall have the authority to cause the Company from time to time, at the expense of the Company or otherwise, to offer Interests to the Member.

Section 1.8 Net Asset Value. (a) The “Net Asset Value” of the Company shall mean the total assets of the Company including all cash and cash equivalents (each valued at fair market value), less the total liabilities of the Company, determined using generally accepted accounting principles consistently applied under the accrual method of accounting as a guideline, except as set forth below or elsewhere in this Agreement. The “Net Asset Value” of each Series of Interests shall mean the total assets of the Company allocable to such Series including all cash and cash equivalents (each valued at fair market value), less the total liabilities of the Company allocable to such Series, determined using generally accepted accounting principles consistently applied under the accrual method of accounting as a guideline, except as set forth below or elsewhere in this Agreement:

(i) Net Asset Value shall include any unrealized profit or loss on open commodities positions, and any other credit or debit accruing to the Company but unpaid or not received by the Company.

(ii) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Company shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Manager may in its discretion value any of the Company’s assets pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(iii) Swap transactions shall be valued as reported by the swap counterparty.

(iv) Interest earned on the Company’s commodity brokerage account shall be accrued at least daily.

(v) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Company from the day when the distribution is declared until it is paid.

Article II

Manager

Section 2.1 Management. Subject to the limitations of this Agreement, the Manager shall have full, exclusive and complete control of the management, operations and policies of the Company and the Company’s affairs for the purposes herein stated and shall make all decisions affecting Company affairs including, without limitation, the power to enter into contracts with third parties (including Affiliates of the Manager) for trading advisory, brokerage, swap counterparty, custodial, banking, accounting, legal, administrative, clearing and consulting services. Subject to the Manager’s fiduciary obligations, these services also may be performed by the Manager or its Affiliates at rates which may exceed the lowest rates that might otherwise be available to the Company. The validity of any transaction, agreement or payment involving the Company and the Manager or any of its Affiliates otherwise permitted by this Agreement shall not be affected by reason of the relationship between the Manager and such Affiliate. The Manager may take such other actions as it deems in the best interests of the Company or necessary or desirable to manage or promote the business of the Company, including, but not limited to, the following: (a) to purchase, repurchase, hold, sell (including short selling), loan, possess, transfer, mortgage, borrow, pledge, repledge, acquire, dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Futures and cash equivalents and other instruments and investments; (b) to enter into swap agreements; (c) to lend and borrow money and cash equivalents on a secured or unsecured basis from banks, brokers, dealers, financial institutions or other persons; (d) to conduct margin accounts with brokers, dealers and other financial institutions; (e) to open, maintain and close bank, brokerage and custodial accounts; (f) to sign checks; (g) to pay or authorize the payment of distributions to the Member and of the liabilities of the Company (including tax liabilities and withholdings); (h) to exercise such powers as may be necessary or desirable to act as an investor, trader and arbitrageur; (i) generally, to act for the Company in all matters incidental to the foregoing, including the preparation and filing of all Company tax returns and the making of such tax elections and determinations as appear to it appropriate; and (j) to invest from time to time in one or more investment vehicles for the investment of the Company’s assets, to cause the Company from time to time to become a partner in such other partnerships, a member in such limited liability companies, a shareholder in such companies, a unit holder in such statutory trusts and to acquire indicia of ownership in such other entities as the Manager may deem necessary or advisable and to establish or invest from time to time in such affiliates for the conduct of the business of the Company as the Manager may deem necessary or advisable from time to time. The Manager shall be the “tax matters partner” of the Company as defined in Section 6231 of the Internal Revenue Code of 1986, as amended (the “Code”). The Member hereby consents to such designation and agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Manager, in its sole discretion, may cause the Company to make, refrain from making and, once having made, revoke the election referred to in Section 754 of the Code or any other election affecting the computation of partnership income required to be made by the Company pursuant to Section 703(b) of the Code, and any similar or different elections provided by Federal, state or local law or any similar provision enacted in lieu thereof. The Manager, in its sole and absolute discretion, may delegate some or all of its management responsibilities to Affiliates, and it also may hire third parties to perform such services, either at its own expense or at the expense of the Company.

Section 2.2 Other Business. (a) Nothing in this Agreement shall be deemed to preclude the Manager or its Affiliates from directly or indirectly purchasing, selling or holding Futures, whether as principal, agent, broker or dealer, or engaging in any other Futures activities or transactions for the account of any other person or enterprise or for their own account, regardless of whether the Company also has purchased or sold such Futures or has engaged in similar transactions in Futures. The Member shall not have the right, by reason of its status as such, to participate in any manner in any profits or income earned or derived by or accruing to the Manager or its Affiliates from any transaction effected by any such person or from the conduct of any business other than that of the Company.

(b) The activities and services of the Manager under this Agreement are not exclusive, and nothing contained in this Agreement shall be deemed or construed to preclude the Manager or any of its Affiliates from engaging in any other business activities or in any way limit or circumscribe their respective abilities to engage in such other business activities, except as provided by the Limited Liability Company Act. The Manager shall devote such time to the Company’s business as the Manager, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Company’s business and affairs in an efficient manner.

Section 2.3 No Liability for Return of Capital. The Manager shall not be liable for the return or repayment of all or any portion of the capital contributions or profits of the Member (or assignee), it being expressly agreed that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Company (which shall not include any right of contribution from the Manager).

Section 2.4 Expenses of the Company. (a) The Company shall be responsible for all expenses incurred by the Company in the ordinary course of its business, including, without limitation, cash management fees, administration fees and expenses, brokerage commissions, dealer spreads and related transaction fees and expenses, swap spreads, licensing fees, financing charges, fees and expenses incurred in connection with any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding and indemnification payments), and custodial fees. The Company also shall obligated to pay all of its extraordinary fees and expenses, if any.

(b) All Company fees and expenses which are specific to a particular Series of Interests shall be allocated to the such Series of Interests. All general expenses of the Company shall be allocated pro-rata among all the Series of Interests according to their respective Net Asset Values and taking into account the timing of Interest purchases.

Section 2.5 Appointment of Brokers. Subject to applicable law, the Manager may designate from time to time one or more brokers, dealers, swap counterparties, banks, clearing associations, depositories, or other financial institutions, including Affiliates (collectively “brokers”) to execute transactions with or on behalf of the Company and to perform such other services for the Company as such broker and the Manager may agree upon from time to time.

Article III

Standard of Liability of Manager

Section 3.1 Standard of Liability. The Manager shall not be liable to the Company or to the Member for any act or failure to act taken or omitted by it in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company if such act or failure to act did not constitute negligence, willful misconduct or a breach of fiduciary obligations.

Article IV

Member

Section 4.1 Rights and Obligations. The rights and obligations of the Member are governed by the provisions of the Limited Liability Company Act and by this Agreement. Except as otherwise provided in the Limited Liability Company Act, the Member, as such, shall not have any personal liability whatsoever to the Company or any of the creditors of the Company for the debts, liabilities, contacts or other obligations of the Company or any of the Company’s losses beyond, with respect to the Member, the Member’s capital contribution and, solely to the extent and for the period required by applicable law, the amount of the Member’s capital contribution with is returned to it. The Member shall not take part in the management of the business of or transact any business for the Company, and the Member shall not have power to sign for or to bind the Company. The Member shall not be entitled to the return of its contribution except (a) to the extent, if any, that distributions made, or deemed to be made, pursuant to this Agreement, may be considered as such by law, (b) upon dissolution of the Company, or (c) upon withdrawal or redemption and then only to the extent provided for in this Agreement.

Section 4.2 No Additional Members. The Manager may not admit additional Members to the Company unless otherwise advised by legal counsel to the Company. The Manager may, at its option, permit additional capital contributions to be made to the Company by the Member as of each Business Day (as hereinafter defined) and at such other times as the Manager may determine in its sole and absolute discretion.

Section 4.3 Capital. The Manager shall have the right, in its sole discretion, to accept the Member’s capital contribution in cash, securities or other property, in whole or in part, provided that the value of any such contribution made in securities or other property, in whole or in part, shall be determined in accordance with Section 1.8, above. The Manager shall have the right to refuse any initial or additional capital contribution in whole or in part for any reason. The Manager may determine a minimum capital contribution the Member is required to make, and waive, reduce or increase the amount of such minimum capital contribution from time to time in its sole and absolute discretion.

Section 4.4 Redemption of Interests. The Member recognizes that the profitability of the Company depends upon long-term, uninterrupted investment of capital. It is agreed, therefore, that Company profits may be automatically reinvested and that distributions of capital and gains, if any, to the Member will be on a limited basis. Nevertheless, the Member contemplates the possibility that it may elect to realize and withdraw gain, if any, or may desire to withdraw capital, prior to the dissolution of the Company pursuant to the redemption provisions of this Agreement.

Section 4.5 Transfer. The Member shall have the right to assign, pledge or transfer all or some of its Interest with the prior consent of the Manager, which consent may be withheld, delayed, conditioned or granted for any reason in the Manager’s sole and absolute discretion.

Article V

Accounting

Section 5.1 Books of Account; Fiscal Year. Proper books of account shall be kept under the accrual method of accounting, and there shall be entered therein all transactions, matters and things relating to the Company’s business as are required by all applicable laws and using generally accepted accounting principles as a guideline, except as otherwise expressly provided in this Agreement. The books of accounts and records of the Company shall be open for inspection in accordance with and subject to the limitations set forth in the Limited Liability Company Act. The first fiscal year of the Company shall end on December 31,             , and

each fiscal year thereafter will end on December 31 of such year unless otherwise required by Section 706 of the Code and the Treasury Regulations promulgated thereunder.

Section 5.2 Valuation. Except as otherwise expressly provided in this Agreement, in determining the accounts of the Company for all purposes, the assets and liabilities of the Company shall be valued at fair market value using generally accepted accounting principles consistently applied under the accrual method of accounting as a guideline, and the Company may, but shall not be required to, set up reserves against doubtful accounts and contingent, undetermined and unliquidated liabilities.

Section 5.3 Effect of Accounting Determination. Except with respect to the distributive interest of the Member determined in accordance with this Agreement, the accounts of the Company, as ascertained and determined at the end of each fiscal year, shall be conclusive upon the Member, unless it shall make objection to the same in writing, delivered to the Company within 20 days after receipt by the Member of a statement of its account as sent to the Member at the end of each fiscal year. In the absence of such written objection, the accuracy of each account shall not thereafter be questioned by the Member or by its legal representatives.

Article VI

Profit and Loss

Section 6.1 Profit and Loss Allocations. All profits and losses of the Company shall be allocated to the Member.

Article VII

Distributions of Company Income;

Redemptions; Withdrawals by the Member

Section 7.1 Distributions to Member. The Manager shall have sole discretion in determining the amount and frequency of distributions (other than withdrawals or redemptions by the Member) which the Company shall make. All distributions made with respect to an outstanding Series of Interests shall be made in cash to the Member.

Section 7.2 Redemptions. Subject to the provisions of this Section 7.2, the rights reserved to the Manager in Section 1.6 and Section 1.7, above, and compliance with applicable laws, the Member may redeem some or all of its Interest as of each Redemption Day. “Redemption Day” means any Business Day and such other days as may be determined by the Manager in its sole and absolute discretion. “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

Section 7.3 Withdrawal of the Member. The withdrawal of the Member shall occur in the event of the death, expulsion, dissolution, legal incapacity or bankruptcy of the Member or upon its request for redemption of all of its Interest or if for any other reason it ceases to be a Member (other than the termination of the Company). A withdrawal of the Member shall be subject to all of the restrictions and conditions applicable to redemptions as set forth in this Article VII.

Section 7.4 Timing of Withdrawal. The withdrawal of the Member shall not occur for purposes of computing the withdrawing Member’s distributive interest pursuant to this Agreement until the end of the applicable Redemption Day. For all other purposes of this Agreement, such withdrawal shall be deemed to have occurred on the date upon which notice or knowledge thereof is received at the principal place of business of the Company.

Section 7.5 Distribution on Withdrawal. Upon the withdrawal of the Member or upon the termination of the Company, all in accordance with the terms of this Agreement, the withdrawing Member shall be paid its respective distributive interest in cash.

Section 7.6 Time of Payment. The Company may satisfy redemption requests through the distribution of cash, cash equivalents and or other property or a combination of the foregoing in the Manager’s sole and absolute discretion. Any property or cash equivalents distributed shall be valued in accordance with Section 1.8 of this Agreement. Subject to certain restrictions and unless redemptions have been suspended, one hundred percent (100%) of the redemption amounts payable will be paid within one (1) Business Day of the relevant Redemption Day.

Section 7.7 Continuance of Company. Neither the complete nor partial withdrawal of a Member, in and of itself, shall terminate or dissolve the Company.

Section 7.8 Rights and Obligations Upon Withdrawal. Upon the complete withdrawal of the Member, all of its rights in specific Company property of every kind whatsoever, including, but not limited to, all books of account, records, and papers of the Company, shall immediately and without further assignment, cease. The withdrawing Member and its legal representatives shall have only the right to receive the distributions to the withdrawn Member provided for under this Agreement. A withdrawn Member or its legal representatives shall have such access to the books and other data of the Company to the extent necessary to obtain full information with respect to its distributive interest.

Article VIII

Indemnification

Section 8.1 Indemnification of the Manager and its Affiliates. (a) In any threatened, pending or completed action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) to which the Manager or any of its Affiliates was or is a party or is threatened to be made a party by reason of the fact that it is or was the Manager of the Company, or is or was affiliated with the Manager, the Company shall indemnify, defend, and hold harmless the Manager and its Affiliates from and against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees and expenses incurred in defense of any Proceedings), judgments and amounts paid in settlement (collectively, “Losses”), incurred by them if the Manager acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company and, provided that the omission, act or conduct that was the basis for such Losses did not constitute willful misconduct, negligence or a breach of fiduciary obligations on the part of the Manager. The termination of any Proceeding by judgment, order or settlement shall not create, of itself, a presumption that the Manager or its Affiliates did not act in good faith and in a manner which they reasonably believed to be in or not opposed to, the best interests of the Company. Any dispute as to whether the Manager and/or any of its Affiliates is entitled to indemnification under Section 8.1 of this Agreement shall be determined by binding arbitration in accordance with Section 10.10 of this Agreement.

(b) The Company shall make advances to the Manager and its Affiliates hereunder only if (i) the Proceeding relates to the performance of duties or services by such persons to the Company and (ii) the person receiving such advance agrees to repay the advance if such person is ultimately found not to be entitled to indemnification hereunder.

(c) As used in this Agreement, the term “Affiliate” of the Manager shall mean: (i) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10.0% or more of the outstanding voting interest of the Manager; (ii) any partnership, corporation, limited liability company, association or other legal entity 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Manager; (iii) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, the Manager; or (iv) any officer, manager, director , employee or member of the Executive Committee of the Manager.

Section 8.2 Indemnification by Member. In the event that the Company, the Manager or any of its Affiliates is made a party to any Proceeding or otherwise incurs any Losses as a result of, or in connection with, (a) the Member’s (or its assignee’s) activities, obligations or liabilities unrelated to the Company’s business or (b) any failure or alleged failure on the part of the Company or the Manager to withhold from income or gains allocated or deemed to be allocated to the Member (or its assignees), whether or not distributed, any amounts with respect to which Federal income tax withholding was required or alleged to have been required, the Member (or its assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Company, the Manager and its Affiliates for such Losses to which they shall become subject.

Article IX

Termination

Section 9.1 Dissolution. The Company shall cease doing business and shall be dissolved upon the earlier of: (a) December 31,             ; (b) upon the insolvency or bankruptcy of the Company; (c) at the election of the Manager upon 60 days notice to the Member or upon the retirement, removal, adjudication of bankruptcy or insolvency, dissolution or withdrawal of the Manager, unless a successor manager has been elected by the Member or admitted by the Manager prior to the date of any such event and such successor manager elects to continue the business of the Company; or (d) the election by the Member together with the consent of the Manager. The death, legal disability, incapacity, insolvency, bankruptcy, dissolution or withdrawal of the Member shall not result in the dissolution or termination of the Company.

Section 9.2 Final Accounting. Upon the dissolution of and failure to reconstitute the Company, an accounting shall be made of the accounts of the Company and of the Member, and of the Company’s assets, liabilities and changes in financial condition from the date of the last previous accounting to the date of such dissolution. The Manager, or such person or persons designated by it, shall act as liquidating trustee or trustees and immediately proceed to wind-up and terminate the business and affairs of the Company and liquidate the property and assets of the Company. In the event the dissolution is caused by the death, legal disability, incapacity, dissolution, insolvency or bankruptcy of the sole Manager, the liquidating trustee or trustees shall be designated by the Member.

Section 9.3 Distribution. Upon the winding-up and termination of the business and affairs of the Company, its liabilities and obligations to creditors and all expenses incurred in liquidation shall be paid, and its remaining assets shall be distributed to the Member.

Section 9.4 Use of Firm Name Upon Dissolution. At no time during the operation of the Company or upon the termination and dissolution of the Company shall any value be placed upon the firm name, or the right to its use, or to the goodwill, if any, attached thereto, either for the Member or for the purpose of determining any distributive interest of the Member in accordance with this Agreement.

Article X

Miscellaneous

Section 10.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be effective only if in writing and shall be considered as properly given or made, if sent by facsimile, if personally delivered, if mailed, postage prepaid, or if telegraphed, by prepaid telegram, and addressed, if to the Manager, to it at the address of the Company, and if to the Member, to the address of the Member as reflected in the books and records of the Company from time to time. The Member may change its address by giving notice in writing to the Manager stating its new address, and the Manager may change its address by giving such notice to the Member. Commencing on the 10th day after the giving of such notice, such newly designated address shall be the Member’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 10.2 Amendments; Meetings. (a) Amendments to this Agreement may be proposed by the Manager. The Manager shall submit the proposed amendment to the Member. Except as otherwise provided in this Agreement, the consent of the Member and of the Manager shall be required to pass an amendment. No amendment shall change the liability of the Manager or the Member so as to materially, adversely affect the Member, directly reduce the Member’s account, extend the duration of the Company or change the provisions of this sentence.

(b) Notwithstanding any provision to the contrary contained in this Agreement, this Agreement may be amended by the Manager, upon thirty (30) days’ prior notice to the Member, as to the following matters: (i) to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein for the benefit of the Member; (ii) to cure any ambiguity or to correct or supplement any provision in this Agreement which may be manifestly inconsistent with any other provision; and (iii) to delete from or add any provision to this Agreement required or deemed necessary to be so deleted or added by any governmental authority for the benefit or protection of the Member. However, no such amendment shall change the liability of the Manager or the Member so as to materially, adversely affect the Member, change the Member’s share of the profits or losses of the Company without the consent of the Member or extend the duration of the Company.

(c) Upon any amendment of this Agreement, the certificate of formation of the Company shall also be amended if necessary to reflect such amendment.

(d) Meetings of the Company for purposes of taking any action permitted to be taken by the Member under this Agreement may be called by the Manager. Any such call shall state the nature of the business to be transacted at the meeting, and no other business shall be conducted at the meeting. The Member may vote in person or by proxy at any such meeting. In the event that the Company is required to comply with Regulation 14A under the Securities and Exchange Act, as amended, or any successor regulation, the foregoing time periods may be altered by the Manager so as not to conflict therewith.

Section 10.3 Sale or Pledge of Assets. All or substantially all of the Company’s assets may be sold or pledged or the Company may be dissolved by the Member with the consent of the Manager. However, nothing contained in this section, Section 10.4 below, or in any other section of this Agreement shall imply that the Member has any rights of management or control over the operations of the Company.

Section 10.4 Election or Removal of the Manager. The Manager or any successor may be elected or removed from office by the Member. The Manager, in its sole and absolute discretion, may admit, at its option, one or more substitute (for itself) managers to the Company as of the last day of any calendar month upon their execution of a counterpart of this Agreement upon written notice to the Member (provided that the Manager shall not be released from any existing liabilities thereby).

Section 10.5 Execution. This Agreement may be executed in more than one counterpart.

Section 10.6 Successors in Interest. (a) The Member covenants for it, its heirs, executors, administrators, successor, assigns and legal representatives that it will, at any time on demand after its withdrawal from the Company, contribute to the Company its proportionate share of any liability, judgment or cost of any kind (including the reasonable cost of the defense of any suit or action and any sums which may be paid in settlement thereof) that may be incurred by the Company on account of any matters or transactions occurring during the time it was a Member. The amount of such contribution shall not exceed the then balance of its account at the time it ceased to be a Member plus the amount of distributions theretofore made to it, if any, plus interest thereon. Such proportionate share of liability, judgment or cost of any kind shall be determined from this Agreement as it existed at the time such matter or transaction occurred.

(b) The Member covenants that neither it nor its heirs, executors, administrators, successors, assigns or legal representatives, nor any person or persons claiming through or under it, will file a bill for a Company accounting or otherwise proceed adversely in any way whatsoever against the Company, except in an action for fraud.

(c) This Agreement and all of its terms and provisions shall be binding upon and shall inure to the benefit of the Member and its legal representatives, heirs and successors and assigns. Any person subsequently admitted to the Company as the Manager shall be subject to all of the provisions of this Agreement as if an original signatory hereto.

Section 10.7 Governance. The Member agrees that if any action shall be taken pursuant to this Agreement by the Member, it will execute any such writing or instrument as may be necessary to carry out and perfect such action notwithstanding that said party may not have assented thereto or may have objected thereto. Company action covered within the scope of this clause includes, but is not limited to, the adoption of any certificate of formation of the Company or any amendment thereto, any instrument effecting or evidencing the withdrawal of the Member and any amendment or supplement to this Agreement.

Section 10.8 Ownership of Company Assets. Any assets owned by the Company may be registered in the Company’s name, or in the name of a nominee, or in a “street name.” Any corporation, brokerage firm, swap counterparty, custodian, clearing association, depository or transfer agent called upon to transfer any assets to or from the name of the Company shall be entitled to rely upon instructions or assignments signed by the Manager without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company; provided, however, that any corporation, brokerage firm, swap counterparty, custodian, clearing association, depositary or transfer agent holding cash or assets of the Company shall be expected to comply with any special instructions concerning payment and delivery given to it in writing by the Manager.

Section 10.9 Rights of Creditors. A creditor who makes a nonrecourse loan to the Company shall not have or acquire at any time, solely as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor or secured creditor, as the case may be.

Section 10.10 Arbitration. All controversies arising in connection with the Company’s business shall be conducted under the arbitration procedures of any exchange which may have jurisdiction thereof as may be selected by the Manager in its sole and absolute discretion. In any such arbitration, each of the parties hereto agrees to the request that: (a) the authority of the arbitrators shall be limited to construing and enforcing the terms and conditions of the Agreement as expressly set forth herein; (b) the arbitrators shall state the reasons for their award in a written opinion; (c) the arbitrators shall not make any award which shall alter, change, cancel or rescind any provision of this Agreement; (d) the arbitrators shall not have the power and authority to award punitive damages; (e) their award shall be consistent with the provisions of this Agreement; provided, however, that any such request may be denied in whole or in part by such arbitrators. The award of the arbitrators shall be final and binding, and judgment may be confirmed and entered thereon in any court of competent jurisdiction.

Section 10.11 Investment Representation. By executing this Agreement, the Member hereby represents and warrants to the Manager as follows:

(a) it understands that its investment in the Company is a “security” as defined in the U.S. Securities Act of 1933, as amended (the “1933 Act”) which has not been registered under the 1933 Act or any state securities law and that its investment is being made in reliance upon the exemption contained in Section 4(2) of the 1933 Act and similar provisions under state securities laws;

(b) its participation in the Company is being made for its own account for investment purposes and with no present intention of reselling or distributing its interest in the Company;

(c) it is familiar with the types of transactions and activities in which the Company intends to engage and is fully aware that such transactions and activities involve volatility and risk of loss; and

(d) it is fully capable of evaluating the merits and risks associated with an investment in the Company, and its net worth is such that it can bear the economic risk of loss of its investment in the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

Manager
EQUINOX FUND MANAGEMENT, LLC

By:
Richard E. Bornhoft, President
Sole Member
THE FRONTIER FUND

By:	Its Managing Owner, Equinox Fund Management, LLC

By:
Richard E. Bornhoft, President